Exhibit 1.1


                                                                   DRAFT 6/03/96
                                                                   -------------







                               HENRY SCHEIN, INC.

                         5,700,000 Shares Common Stock*

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                __________, 1996




WILLIAM BLAIR & COMPANY, L.L.C.
ALEX. BROWN & SONS INCORPORATED
MONTGOMERY SECURITIES
SMITH BARNEY INC.
  As Representatives of the Several
  Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

          SECTION 1.  Introduction.  Henry Schein, Inc. (the "Company"), a
                      ------------
Delaware corporation, has an authorized capital stock consisting of 1,000,000 shares, $.01 par value, of Preferred Stock, of which no shares will be outstanding as of the closing of the transaction contemplated by this Agreement, and 60,000,000 shares, $.01 par value, of Common Stock ("Common Stock"), of which __________ shares will be outstanding as of such date. The Company proposes, subject to the terms and conditions stated herein, to issue and sell 2,880,500 shares of its authorized but unissued Common Stock, and certain stockholders of the Company named in Schedule B (collectively referred to as the "Selling Stockholders") propose to sell an aggregate of 2,819,500 shares of the Company's issued and outstanding Common Stock owned by such Selling Stockholders, to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement as hereinafter defined ("Underwriters"), who are acting severally and not jointly. Collectively, such total of 5,700,000 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders is hereinafter referred to as the "Firm Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to an aggregate of 855,000 additional shares of Common Stock ("Option Shares") for the purpose of covering over-allotments in connection with the sale of the Firm Shares as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares are hereinafter collectively referred to as the "Shares."

          You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration
















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*    Plus an option to acquire up to _______ additional shares to cover over-
     allotments.

statement hereinafter referred to becomes effective, if as of the date hereof it has not yet become effective, and the Pricing Agreement as hereinafter defined has been executed and delivered.

          Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

          SECTION 2.  Representations and Warranties of the Company.  The
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Company represents and warrants to the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-_____) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are to rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. If the Company and the Underwriters have elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company and the Underwriters have elected to rely upon Rule 430A, the Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three signed copies of such registration statement and all amendments, and three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

          Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus", as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

          (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus, at the time of filing thereof, has conformed in all material respects with the requirements of the 1933 Act (except to the extent that, in conformity with the 1933 Act, such preliminary prospectus is subject to completion), and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and when the Registration Statement and any amendment thereto became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date, each as hereinafter defined, as the case may be, the Registration Statement, or such amendment, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives regarding the Underwriters specifically for use in the preparation thereof.

          (c) The Company and its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective places of incorporation, with corporate power and authority to own or lease their properties and conduct each of their businesses as described in the Prospectus; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required, except in any such case where the failure to so qualify or be in good standing would not have a material adverse affect on the Company's ability to perform its obligations under this Agreement or on the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole; and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) Except as disclosed in the Registration Statement, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

          (e) The issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus and such shares have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus and, except as disclosed in the Prospectus, there are no options, rights or warrants for the purchase of Common Stock, or securities convertible into Common Stock and there are no agreements with respect thereto.

          (f) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

          (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and (i) will not violate any provision of the Company's charter or bylaws and (ii) will not result in the breach, or be in contravention, of any provision of any material agreement, franchise, license, indenture, mortgage, deed of trust or other material instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any









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
proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

          (h) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.

          (i) The consolidated financial statements and schedules of the Company and its predecessors included in the Registration Statement present fairly the consolidated financial position of the Company and its predecessors as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company and its predecessors for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under "Selected Consolidated Financial Information and Operating Data" presents fairly on the basis stated in the Prospectus the information set forth therein.

          (j) The pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

          (k) Neither the Company nor any subsidiary is in violation of its charter or bylaws or is in default under any consent decree, or order of any court or administrative body or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contractual obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company and its subsidiaries taken as a whole.

          (l) There are no material governmental proceedings or material legal proceedings pending or, to the Company's knowledge, threatened to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiaries is or may be the subject, or related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

          (m) There are no holders of securities of the Company having rights, contractual or otherwise, to cause registration thereof or preemptive rights to
purchase Common Stock except as disclosed in the Prospectus.   No holders of
securities of the Company have registration rights with respect to the offering being made by the Prospectus.

          (n) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus) except for properties and assets the disposition of which was in the ordinary course of business for fair value or was not material to the Company and its subsidiaries taken as a whole, and such assets and properties are subject to no lien, mortgage, pledge, charge, security interest or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or such as are not material to the Company and its subsidiaries taken as a whole. The Company and its subsidiaries hold their respective leased properties which are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

          (o) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (p) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company and its subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in their condition (financial or otherwise) or results of operations or any material change in the capital stock, short-term debt or long-term debt in each case as to the Company and its subsidiaries, taken as a whole.

          (q) The Company has obtained agreements from each of its directors and executive officers not to sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common Stock issued pursuant to currently outstanding options, warrants or convertible securities) for a period of 180 days after this Agreement becomes effective without the prior written consent of the Representatives.

          (r) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (s) The Company, together with its subsidiaries, owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid and enforceable right to use, all registered and unregistered trademarks, copyrights, patents, trade secrets and other proprietary rights ("Trade Rights") material to the business of the Company and its subsidiaries
taken as a whole.   Neither the Company nor its subsidiaries has received any
notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor its subsidiaries have infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (t) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (u) All offers and sales of the Company's and its subsidiaries' capital stock prior to the date hereof were at all relevant times registered pursuant to or exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (v) The Company and its subsidiaries have filed all necessary federal and state income and franchise tax returns and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company, its subsidiaries, or their respective properties or assets for which the Company had not taken adequate reserves or that would or could be expected to materially adversely affect the financial condition, assets, operations or prospects of the Company and its subsidiaries taken as a whole.

          (w) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder. The Shares have been listed on the Nasdaq National Market subject to notice of issuance or sale, as the case may be.

          (x) The Company and its subsidiaries are not and do not intend to conduct their respective businesses in a manner in which any of them would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

          (y) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company
- ---------------------------------------------------------
further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department with notice of such business or change, as appropriate, in a form acceptable to the Department.

          SECTION 3.  Representations, Warranties and Covenants of the Selling
                      --------------------------------------------------------
Stockholders.
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          (a)  Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Company and the Underwriters that:

          (i) Such Selling Stockholder has, and on the First Closing Date or the Second Closing Date as hereinafter defined, as the case may be, will have, valid marketable title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right, power legal capacity and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, claims and community property rights.

          (ii) The making and performance by such Selling Stockholder of this Agreement and the Pricing Agreement will not result in the breach, or be in contravention, of any provision of any trust agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or the property of such Selling Stockholder may be bound or affected, or any order, rule or regulation applicable to such Selling Stockholder of any court or regulatory body, administrative agency or other governmental body having jurisdiction over such Selling Stockholder or any of such Selling Stockholder's properties, or any order of any court or governmental agency or authority entered in any proceeding to which such Selling Stockholder was or is now a party or by which it is bound, and which would have a material adverse effect on such Selling Stockholder's ability to perform its obligations under this Agreement. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other government body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the NASD. This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

          (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (iv) Each preliminary prospectus, insofar as it relates to such Selling Stockholder and, to the actual knowledge of such Selling Stockholder, in all other respects, at the time of filing thereof, conformed in all material respects with the requirements of the 1933 Act and, as of its date, to the actual knowledge of such Selling Stockholder did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Registration Statement at the time of effectiveness, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date as hereinafter as defined, as the case may be, (1) as to such parts of the Registration Statement and the Prospectus and any amendments or supplements thereto as relate to such Selling Stockholder, and the Registration Statement and the Prospectus and any amendments or supplements thereto, to the actual knowledge of such Selling Stockholder, in all other respects, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act; and (2) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, and, to the actual knowledge of such Selling Stockholder, in all other respects, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (v) Such Selling Stockholder agrees with the Company and the Underwriters not to sell, contract to sell or otherwise dispose of any Common Stock for a period of 120 days after this Agreement becomes effective without the prior written consent of the Representatives.

          (vi) Marvin H. Schein [and the __________ Trust, jointly and severally,] represents and warrants that the letter agreement dated September 30, 1994, among Marvin Schein, Pamela Schein, Pamela Joseph and the Company relating to certain indemnities by such persons of the Company (the "Letter Agreement") has been duly executed and delivered by Marvin H. Schein and is a legal, valid and binding obligation of Marvin H. Schein, enforceable against Marvin H. Schein in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

          (vii) Pamela Schein represents and warrants that the Letter Agreement has been duly executed and delivered by Pamela Schein and is a legal, valid and binding obligation of Pamela Schein, enforceable against Pamela Schein in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

          (viii) Pamela Joseph represents and warrants that the Letter Agreement has been duly executed and delivered by Pamela Joseph and is a legal, valid and binding obligation of Pamela Joseph, enforceable against Pamela Joseph in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

          (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with the Underwriters that, to the actual knowledge of such Selling Stockholder, the representations and warranties of the Company as set forth in Section 2 of this Agreement are true and correct in all material respects.

          (c) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

          SECTION 4.  Representations and Warranties of the Underwriters.  The
                      --------------------------------------------------
Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and the terms of the offering, (b) in the stabilization paragraph on the second page of the Prospectus and (c) in the third paragraph under the caption "Underwriting" in the Prospectus was the only information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and such information is correct and complete in all material respects.

          SECTION 5.  Purchase, Sale and Delivery of Shares.  On the basis of
                      -------------------------------------
the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and Selling Stockholders, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company _________ Firm Shares and the respective number of Firm Shares set forth opposite the names of the Selling Stockholders in Schedule B hereto from such Selling Stockholders at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to the number of Firm Shares to be sold by the Company, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholder the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

          At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company and the Selling Stockholders will deliver to you at the offices of Proskauer Rose Goetz & Mendelsohn or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company and each of the Selling Stockholders. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of Proskauer Rose Goetz & Mendelsohn.

          In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of _______ Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the public offering upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice of exercise.
The number of Option Shares to be purchased from the Company is set forth in Schedule B hereto. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 9:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

          You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

          SECTION 6.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees that:

          (a) The Company will advise you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement to the Registration Statement, to any preliminary prospectus or to the Prospectus, or for additional information, and will not file any amendment or supplement to the Registration Statement, to any preliminary prospectus or of the Prospectus of which you and the Selling Stockholders have not been furnished with a copy prior to such filing or to which you reasonably object.

          (b) The Company will give you and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

          (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule
434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

          (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, including any amendments or supplements thereto, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

          (e) Neither the Company nor its subsidiaries will, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

          (f) Neither the Company nor its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

          (g) As soon as practicable, but in any event not later than _______ __, 1997, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

          (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (b) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

          (i) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

          (j) During the period of five years hereafter, the Company will furnish you and the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as available, of each report of the Company mailed to stockholders; (iii) every material press release with respect to the Company; and (iv) any additional information of a public nature concerning the Company or its business that you may reasonably request.

          (k) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

          (l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution and delivery of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111.

          (m) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the Nasdaq National Market.

          (n) The Company will not sell, contract to sell or otherwise dispose of any Common Stock or securities convertible into Common Stock (except Common Stock issued pursuant to currently outstanding options, warrants or convertible securities) for a period of 120 days after this Agreement becomes effective without the prior written consent of the Representatives. The Company has obtained similar agreements from each of its executive officers and directors.

          (o) In the event that any material claim (of a kind covered by the Letter Agreement) is asserted against the Company, the Company shall (i) provide the Representatives with prompt written notice of such claim and (ii) enforce, to the fullest extent possible, any rights to indemnification it may have against each of the individuals who is a party to the Letter Agreement in respect of such claim.

          SECTION 7.  Payment of Expenses.  Whether or not the transactions
                      -------------------
contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (except legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters other than those contemplated by clause (ii) below) incurred in connection with the performance of the Company's and the Selling Stockholders' obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the Blue Sky Memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

          Each Selling Stockholder agrees to pay, if not otherwise paid by the Company, all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder, including (i) any fees and expenses of counsel for such Selling Stockholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such expenses and costs.

          SECTION 8.  Conditions of the Obligations of the Underwriters.  The
                      -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or, with respect to the Company only, the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on to the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission and there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to purchasers of the Shares, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company and the Underwriters have elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been properly transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

          (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representatives.

          (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

          (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

          (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

          (i) An opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) Each of the Company and each of its Significant Subsidiaries (as defined in Rule 405 of the 1933 Act, which such subsidiaries are listed in Schedule A to such opinion (the "Significant Subsidiaries")) is validly existing as a corporation in good standing (based solely on certificates of state officials as to each of the Significant Subsidiaries organized other than under the laws of the State of New York or the General Corporation Law of the State of Delaware) under the laws of its state of incorporation with corporate power and authority to own its properties and conduct its business, and (based solely on certificates of state officials as to each of the foreign jurisdictions other than New York and Delaware) each of the Company and the Significant Subsidiaries is in good standing as a foreign corporation in the states listed beside its name on Schedule A to such opinion.

               (2) all of the issued and outstanding capital stock of each of the Significant Subsidiaries has been duly authorized, validly issued and is fully paid and nonassessable, and, except as disclosed in the Registration Statement, or on Schedule B to such opinion, the Company holds of record directly or indirectly 100 percent of the outstanding capital stock of each Significant Subsidiary and, to the actual knowledge of such counsel, such stock is beneficially owned by the Company free and clear of any adverse claims;

               (3) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options described in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus;

               (4) the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and free of preemptive rights under the Delaware General Corporation Law and the Company's Certificate of Incorporation;

               (5) the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws and, to the actual knowledge of such counsel, will be free of any adverse claims or rights of first refusal in favor of stockholders with respect to any of the Shares or the issuance or sale thereof pursuant to the Certificate Incorporation or Bylaws of the Company; and, to the actual knowledge of such counsel, there are no contractual preemptive rights, rights of first refusal, rights of co-sale or other similar rights which exist with respect to any of the Shares or the issuance and sale thereof; and the Shares to be sold hereunder have been duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance;

               (6) the Registration Statement has become effective under the 1933 Act, and, to the actual knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; and such counsel does not have actual knowledge of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

               (7) this Agreement and the Pricing Agreement and the performance of the Company's obligations hereunder and thereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, whether considered in a proceeding at law or in equity, and except as rights of indemnity under Section 11 of this Agreement may be limited by federal or state securities laws or the public policy underlying those laws; and no approval, order, authorization or consent of any public board, agency or instrumentality of the United States or of the State of New York or under the Delaware General Corporation Law or, to such counsel's actual knowledge, of any state or other jurisdiction is necessary in connection with the issue or sale of the Shares by the Company pursuant to this Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the NASD) or the consummation by the Company of any other transactions contemplated hereby;

               (8) to such counsel's actual knowledge, the execution and performance of this Agreement and the Pricing Agreement, the issue and sale of the Shares, and the consummation of the transactions herein contemplated by the Company, will not contravene, conflict with any of the material provisions of, or result in a breach or default under, any material agreement, franchise, license, indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel of the Company or its subsidiaries or by which the property of any of them is bound and which contravention or default would be material to the Company and its subsidiaries taken as a whole; nor will such actions violate or conflict with any of the provisions of the charter or bylaws of the Company or its subsidiaries or, to such counsel's actual knowledge, violate any statute, order, rule or regulation of any court or regulatory or governmental body having jurisdiction over the Company or its subsidiaries;

               (9) to such counsel's knowledge, except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company or any of its subsidiaries to register pursuant to the 1933 Act any shares of capital stock of the Company or any of its subsidiaries, upon the issue and sale of the Shares to be sold by the Company to the Underwriters pursuant to this Agreement; and

               (10) neither the Company nor any of its Significant Subsidiaries is an "investment company" or immediately prior to the First Closing or the Second Closing, as the case may be, a person "controlled by" an "investment company" within the meaning of the Investment Company Act.

               At the time of rendering such opinion, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus and that nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion), as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any amendment or supplement thereto, (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made or that, as of the First Closing Date or the Second Closing Date, as the case may be, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the First Closing Date or the Second Closing Date, as the case may be, (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein to which such counsel need express no opinion) included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinion or statement, such counsel may state that they are relying upon the certificate of officers of the Company, the transfer agent for the Common Stock, as to the number of shares of Common Stock at any time or times outstanding, and that insofar as their statement described above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions, as to factual matters, on the representations and warranties of the Company set forth in Section 2 of this Agreement, the certificate delivered pursuant to Section 8(f)(iii) of this Agreement, and certificates of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been furnished to the Representatives otherwise. Such counsel may also assume for purposes of such opinion that the laws of the State of Illinois are identical in all relevant respects to the laws of the State of New York. "Actual knowledge" for purposes of such opinion shall refer to the actual knowledge of Proskauer Rose Goetz & Mendelsohn, LLP, attorneys who have given substantive attention to matters concerning the Company.

          (ii) An opinion of counsel for each of the Selling Stockholders, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) this Agreement and the Pricing Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder; and to such counsel's actual knowledge, the execution and performance of this Agreement and the Pricing Agreement, the sale and transfer of the Shares by such Selling Stockholder, and the consummation of the transactions herein contemplated by such Selling Stockholder will not contravene, conflict with any of the material provisions of, or result in a breach or default under, any material agreement, franchise, license, indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property of such Selling Stockholder is subject, nor to such counsel's actual knowledge, will such actions violate any order, rule or regulation known to such counsel of any court or regulatory or governmental body having jurisdiction over such Selling Stockholder or any of such Selling Stockholder's properties; and to such counsel's actual knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement and the Pricing Agreement or the sale of Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

               (2) such Selling Stockholder has full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by such Selling Stockholder hereunder; upon registration in the name of the Underwriters of such Shares to be sold by such Selling Stockholder hereunder, the Underwriters (who counsel may assume to be bona fide purchasers), to such counsel's actual knowledge, will acquire valid title to such Shares so sold, free and clear of all voting trust arrangements, liens, encumbrances, adverse claims, security interests and community property rights or any other restriction on transfer imposed on such Shares by such Selling Stockholder or the Company;

               (3) this Agreement and the Pricing Agreement are legal, valid and binding agreements of such Selling Stockholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act, as to which no opinion need be expressed;

               (4) such counsel has participated, on behalf of such Selling Stockholder, in the preparation of the Registration Statement and the Prospectus and has no reason to believe that the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion), as of its effective date, insofar as it relates to such Selling Stockholder, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any amendment or supplement thereto, (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion), insofar as it relates to such Selling Stockholder, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made or that, as of the First Closing Date [or the Second Closing Date, as the case may be,] either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the First Closing Date [or the Second Closing Date, as the case may be,] (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein to which such counsel need express no opinion), insofar as it relates to such Selling Stockholder, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (5) The Letter Agreement has been duly executed and delivered by Marvin H. Schein, Pamela Schein or Pamela Joseph, as the case may be, and is a legal, valid and binding obligation of Marvin H. Schein, Pamela Schein or Pamela Joseph, as the case may be, enforceable against Marvin H. Schein, Pamela Schein or Pamela Joseph, as the case may be, in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies; and

          In rendering such opinion, such counsel may state that they are relying upon certificates of such Selling Stockholder and of officers of the Company, and that insofar as their opinion under clause (4) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely, as to factual matters, on certificates of such Selling Stockholder, in which case their opinion is to state that they are so doing and copies of such certificates are to be attached to the opinion unless such certificates (or the information therein) have been furnished to the Representatives otherwise.

          (ii) Such opinion or opinions of Sidley & Austin, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the form of the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

          (iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

               (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

               (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective officers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

          The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

          (iv) A certificate of each Selling Stockholder dated the First Closing Date [or the Second Closing Date, as the case may be,] to the effect that the representations and warranties of such Selling Stockholder set forth in
     Section 3 of this Agreement are true and correct as of such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

          (v) Such further certificates and documents as you may reasonably request.

          (g) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from BDO Seidman LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule C. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

          (h) At the time the Pricing Agreement is executed, there shall be delivered to you a letter from each of the Company's executive officers, directors and stockholders who are indentified by name in the "Principal and Selling Stockholders" section of the Prospectus, in which each such person agrees not to (1) sell, contract to sell or otherwise dispose of any Common Stock for a period of 120 days after the date of such letter without the prior written consent of the Representatives or (2) announce an intent to sell any shares of the Company's Common Stock, or exercise any registration rights with respect to shares of the Company's Common Stock, for a period of 120 days after the date of such letter without the prior written consent of the Representatives.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Sidley & Austin, counsel for the Underwriters. The

Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

          If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or any Selling Stockholder, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

          SECTION 9.  Reimbursement of Underwriters' Expenses.  If the sale to
                      ---------------------------------------
the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations specified in Section 8 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof (unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter) the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and expenses of Sidley & Austin) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall continue to apply.

          SECTION 10.  Effectiveness of Registration Statement.  You, the
                       ---------------------------------------
Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order is issued, to obtain as soon as possible the lifting thereof.

          SECTION 11.  Indemnification.
                       ---------------

          (a) The Company and each Selling Stockholder, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that neither the Company nor any Selling Stockholder will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives regarding the Underwriters and specifically for use therein or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act; and further provided, that no Selling
                                               ----------------
Stockholder will be liable in any such case in respect of any such losses, claims, damages, liabilities or expenses unless the Underwriter or controlling person seeking indemnification from such Selling Stockholder hereunder shall contemporaneously seek indemnification from the Company in respect thereof (except that the foregoing condition precedent requiring an Underwriter or a controlling person to so seek indemnification from the Company shall not be applicable if an Underwriter or controlling person has previously sought indemnification from the Company with respect to such matters or if such Underwriter or controlling person is prohibited from being indemnified by the Company (or from seeking such indemnification) by the effect of any order, decree, stay, injunction, statute, legal process or other matter of law). In addition to their other obligations under this Section 11(a), the Company and each Selling Stockholder agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Selling Stockholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payment might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

          (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each Selling Stockholder and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with Section 4 of this Agreement or any other written information furnished to the Company by such Underwriter through the Representatives regarding the Underwriters and specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the
- --------  -------
indemnified party and the
indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 11(a) or (b) hereof, including the amount of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Section 11(a) or (b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that are created by the provisions of such Section 11(a) or (b) hereof.

          (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraph (a) or (b) of this Section 11 in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders, as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation, even if the Underwriters were considered as one person, or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

          Without limiting the full extent of (i) the Company's agreement to indemnify each Underwriter and to contribute to amounts required to be paid by any Underwriter, as herein provided, (ii) the liability of the Company in respect to any breach by the Company of any representation or the inaccuracy of any warranty contained in this Agreement or in any certificate of the Company delivered pursuant to Section 8 hereof or (iii) the liability of any Selling Stockholder in respect of any breach by such Selling Stockholder of any representation or the inaccuracy of any warranty contained in Section 3 of this Agreement (other than Section 3(a)(iv)) or in any certificate of such Selling Stockholder (other than insofar as it relates to such Section 3(a)(iv) delivered pursuant to Section 8 hereof), no Selling Stockholder shall be liable (A) under the indemnity and contribution agreements contained in paragraphs (a) and (d) of this Section 11 and (B) for any breach by such Selling Stockholder of any representation or the inaccuracy of any warranty contained in Section 3(a)(iv) of this Agreement (or in any such certificate insofar as it relates to such Section 3(a)(iv)), in the aggregate, for an amount in excess of the aggregate proceeds (before deducting any expenses) received by such Selling Stockholder from the sale of Shares by such Selling Stockholder hereunder.

          (e) The provisions of this Section shall survive any termination of this Agreement.

          SECTION 12.  Default of Underwriters.  It shall be a condition to the
                       -----------------------
agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 7 hereof and except to the extent provided in
Section 11 hereof.

          In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this

Agreement, the term "Underwriters" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          SECTION 13.  Effective Date.  This Agreement shall become effective
                       --------------
immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at the time at which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

          SECTION 14.  Termination.  Without limiting the right to terminate
                       -----------
this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders.

          (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company to any Underwriter or the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

          SECTION 15.  Representations and Indemnities to Survive Delivery.  The
                       ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their principals, members, officers or directors or any controlling person, or the Selling Stockholders as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

          SECTION 16.  Notices.  All communications hereunder will be in writing
                       -------
and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Larry A. Barden, Sidley & Austin, One First National Plaza, Chicago, Illinois 60603; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Mark Mlotek, General Counsel of the Company, and to Stephen A. Albert, Esq., Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036; if sent to Pamela Schein will be mailed, delivered or telegraphed and confirmed to Peter J. Hanlon, Esq., Wilkie Farr & Gallagher, One Citicorp Center, 153 E. 53rd Street, New York, New York 10021; if sent to

Pamela Joseph will be mailed, delivered or telegraphed and confirmed to Morey Myers, Myers Brier & Kelly, 108 N. Washington Ave., Suite 700, Scranton, Pennsylvania 18503; if sent to Martin Sperber, _________; and if sent to Marvin
H. Schein will be mailed, delivered or telegraphed and confirmed to Leslie J. Levine, Esq., Ackerman, Levine & Cullen, L.L.P., 175 Great Neck Road, Great Neck, New York, 11021.

          SECTION 17.  Successors.  This Agreement and the Pricing Agreement
                       ----------
will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.


          SECTION 18.  Representation of Underwriters.  You will act as
                       ------------------------------
Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

          SECTION 19.  Partial Unenforceability.  If any section, paragraph or
                       ------------------------
provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

          SECTION 20.  Applicable Law.  THIS AGREEMENT AND THE PRICING AGREEMENT
                       --------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

                                   * * * * * *

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

                                   Very truly yours,

                                   HENRY SCHEIN, INC.

                                   By:
                                      --------------------------------------

                                   MARVIN H. SCHEIN


                                   -----------------------------------------

                                   MARVIN H. SCHEIN AND LESLIE T. LEVINE, AS
                                   TRUSTEES UNDER THE TRUST AGREEMENT DATED MAY
                                   15, 1995

                                   By:
                                      --------------------------------------
                                        MARVIN H. SCHEIN, TRUSTEE

                                   MARVIN H. SCHEIN AND LESLIE T. LEVINE, AS
                                   TRUSTEES UNDER THE TRUST AGREEMENT DATED
                                   DECEMBER 26, 1995

                                   By:
                                      --------------------------------------
                                        MARVIN H. SCHEIN, TRUSTEE

                                   [PAMELA SCHEIN TRUST]


                                   -----------------------------------------

                                   PAMELA JOSEPH


                                   -----------------------------------------

                                   COMMUNITY FUNDS INC.


                                   -----------------------------------------

                                   [MARTIN SPERBER TRUST]

                                   -----------------------------------------


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
ALEX. BROWN & SONS INCORPORATED
MONTGOMERY SECURITIES
SMITH BARNEY INC.

Acting as Representatives of the
several Underwriters named in
Schedule A.

By:  William Blair & Company, L.L.C.

By:
   --------------------------------------
      Principal

                     [Underwriting Agreement Signature Page]

                                                                       EXHIBIT A



                               HENRY SCHEIN, INC.

                         5,700,000 Shares Common Stock*

                                PRICING AGREEMENT
                                -----------------

                                                                __________, 1996


William Blair & Company, L.L.C.
Alex. Brown & Sons Incorporated
Montgomery Securities
Smith Barney  Inc.
  As Representatives of the
  Several Underwriters Named in
 Schedule A to the Underwriting Agreement
c/o William Blair & Company
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

          Reference is made to the Underwriting Agreement dated November 2, 1995 (the "Underwriting Agreement"), relating to the sale by the Company and the selling stockholders named therein (the "Selling Stockholders") and the purchase by the several underwriters named therein (the "Underwriters"), for whom William Blair & Company, L.L.C., Alex, Brown & Sons Incorporated, Montgomery Securities and Smith Barney Inc. are acting as representatives (the "Representatives"), of the above-referenced shares (the "Shares"). All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

          Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Stockholders agree with the Representatives as follows:

          1. The public offering price per share for the Shares shall be $______.

          2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $______, being an amount equal to the public offering price set forth above less $_____ per share.























- --------------------

* Plus an option to acquire up to _______ additional shares to cover over-allotments.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters, including you, all in accordance with its terms.

                                   Very truly yours,

                                   HENRY SCHEIN, INC.

                                   By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                   MARVIN H. SCHEIN


                                   ------------------------------------------

                                   MARVIN H. SCHEIN AND LESLIE T. LEVINE, AS
                                   TRUSTEES UNDER THE TRUST AGREEMENT DATED MAY
                                   15, 1995

                                   By:
                                      ---------------------------------------
                                        MARVIN H. SCHEIN, TRUSTEE

                                   MARVIN H. SCHEIN AND LESLIE T. LEVINE, AS
                                   TRUSTEES UNDER THE TRUST AGREEMENT DATED
                                   DECEMBER 26, 1995

                                   By:
                                      ---------------------------------------
                                        MARVIN H. SCHEIN, TRUSTEE


                                   [PAMELA SCHEIN TRUST]


                                   ------------------------------------------

                                   PAMELA  JOSEPH


                                   ------------------------------------------

                                   COMMUNITY FUNDS INC.


                                   -----------------------------------------
                                   MARTIN SPERBER


                                   ------------------------------------------


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
ALEX. BROWN & SONS INCORPORATED
MONTGOMERY SECURITIES
SMITH BARNEY INC.

Acting as Representatives of the
several Underwriters

By William Blair & Company, L.L.C.

By:________________________________
     Principal

                       [Pricing Agreement Signature Page]

                                   SCHEDULE A


                                                       Number of
                                                       Firm Shares
                                                          to be
                                                        Purchased
                                                       -----------


Underwriter
- -----------

William Blair & Company   . . . . . . . . . . .
Alex. Brown & Sons Incorporated . . . . . . . .
Montgomery Securities     . . . . . . . . . . .
Smith Barney Inc.         . . . . . . . . . . .



                         Total  . . . . . . . .         5,700,000
                                                        =========

                                   SCHEDULE B


                                                     Number of       Number of
                                                       Firm           Option
                                                      Shares          Shares
                                                    to be Sold      to be Sold
                                                   ------------    ------------

Company     . . . . . . . . . . . . . . . .          2,880,500        855,000

Selling Stockholders:
- --------------------

Marvin H. Schein  . . . . . . . . . . . . .          1,187,700          -0-

[M. Schein Trust dated as of May 15, 1995 ]            670,800          -0-

[M. Schein Trust dated as of December 26, 1995 ]        41,500          -0-

[Pamela Schein Trust  . . . . . . . . . . .            715,000          -0-

Pamela Joseph . . . . . . . . . . . . . . .            140,000          -0-

Community Funds Inc.. . . . . . . . . . . .             27,500          -0-

[Martin Sperber Trust]  . . . . . . . . . .             37,000          -0-

     Total  . . . . . . . . . . . . . . . .          5,700,000        855,000
                                                     =========        =======

                                   SCHEDULE C


                       Comfort Letter of  BDO Seidman LLP

          (1) They are independent public accountants with respect to the Company within the meaning of the 1933 Act.

          (2) In their opinion the consolidated financial statements and schedules of the Company, audited by them and included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the caption "Selected Financial and Operating Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations.

          (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in SAS 71, Interim Financial
                                                         -----------------
Information, on the latest unaudited financial statements included in the
- -----------
Registration Statement, inquiries of certain officers of the Company and its subsidiaries responsible for financial and accounting matters as to transactions and events subsequent to December 31, 1995, a reading of minutes of meetings of the stockholders and directors of the Company and its subsidiaries since December 31, 1995 and a reading of all unaudited pro forma condensed consolidated financial statements of the Company included in the Registration Statement, and a reading of the latest available interim unaudited consolidated financial statements of the Company (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that:

           (i) any material modifications should be made to the audited consolidated financial statements for them to be presented in accordance with generally accepted accounting principles or that the unaudited consolidated financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations;

          (ii) at the date of the latest available interim unaudited consolidated financial statements of the Company, (a) there was any change in the capital stock, increase in long-term debt or decrease in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown in the latest unaudited consolidated balance sheet included in the Registration Statement or (b) for the period from the date of the latest unaudited consolidated balance sheet included in the Registration Statement to the date of the latest available interim unaudited consolidated financial statements of the Company, there were any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases that the Registration Statement discloses have occurred or may occur;

          (iii) the amounts in "Selected Financial and Operating Data" and "Summary Financial Data" included in the Registration Statement and Prospectus as of, and for the periods ended December 28, 1991, December 28, 1992, December 25, 1993, December 31, 1994 and December 31, 1995 do not agree with or are not derivable from the corresponding amounts in the audited financial statements from which such amounts were derived;

          (iv) the unaudited pro forma combined statement of income included in the Registration Statement and Prospectus does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that statement;

          (v) the financial information contained under the caption "Summary Financial Data," under the caption "Capitalization," under the caption "Dilution," under the caption "Selected Financial and Operating Data," under the caption "Pro Forma Consolidated Statements of Operations," under the caption "Management Discussion and Analysis" and under the caption "Management" included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements of the 1933 Act; and

          (vi) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company on a consolidated basis or any decrease in consolidated net current assets or consolidated stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in consolidated net sales, consolidated income before extraordinary items or in the total or per share amounts of consolidated net income except, in all instances, for changes or decreases which the Prospectus disclosed have occurred or may occur or which are set forth in such letter.

          (4) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company and its subsidiary.